Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-124358, 333-124358-01 and 333-124358-02 on Form S-3 and 333-139384, 333-139383, 333-139382, 333-139380, 333-121344, 333-121343, 333-121342, 333-102306, 333-101291, 333-59134 and 333-37108 on Form S-8 of our report on the consolidated financial statements and financial statement schedules dated March 1, 2007, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting for defined benefit pension and other postretirement plans and for certain non-traditional long duration contracts and separate accounts as required by accounting guidance which the Company adopted on December 31, 2006 and January 1, 2004, respectively) and our report on management’s report on the effectiveness of internal control over financial reporting dated March 1, 2007, appearing in this Annual Report on Form 10-K of MetLife, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 1, 2007